UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 12, 2026
Date of Report (date of earliest event reported)
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Installed Building Products, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36307 (Commission File Number)	45-3707650 (I.R.S. Employer Identification Number)
155 E. Broad St., Suite 300, Columbus, OH 43215
(Address of principal executive offices and zip code)
614-221-3399
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IBP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01     Entry into a Material Definitive Agreement

On November 12, 2026 (the “Closing Date”), Installed Building Products, Inc., a Delaware corporation (the “Company”), entered into and consummated the transactions contemplated by an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Platform MSI, Inc., a Delaware corporation (“Merger Sub I”), and IBP Mechanical & Industrial Installation, LLC, a Delaware limited liability company (“Merger Sub II”), each a direct wholly owned subsidiary of the Company, 1981 Holdco, Inc., a Virginia corporation (“Holdco”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative of the shareholders of Holdco, and Jeff Davoud, an individual, solely for purposes of certain enumerated sections of the Merger Agreement. Holdco conducts its business through its subsidiaries, including Old Dominion Insulation, Inc. and Old Dominion Firestopping, L.L.C. (all such subsidiaries, collectively with Holdco, “Old Dominion Group” or “ODG”).

ODG is a leading mechanical and industrial installer of insulation, firestopping and other complementary products, serving customers in high-growth commercial end markets, including healthcare, education, manufacturing, industrial facilities and data centers, and operating under its recognized regional brands.

Pursuant to the Merger Agreement, Merger Sub I merged with and into Holdco, with Holdco as the surviving corporation, and promptly thereafter, Holdco merged with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of the Company (together, the “Merger,” and the Company’s resulting acquisition of ODG, the “Acquisition”). The parties intend for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The consideration payable in the Merger is based on a base purchase price of $725.0 million, subject to customary adjustments for cash, net working capital, indebtedness and transaction expenses of ODG, and less, among other amounts, a $3.0 million indemnity escrow and a $10.0 million adjustment escrow. Net of $27.0 million in transaction bonuses and management incentive funding payable in connection with the closing, the base purchase price represents an enterprise value of $698.0 million. Approximately 60% of the closing merger consideration was paid in cash and approximately 40% was paid through the issuance of 1,381,731 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock,” and such shares, the “Stock Consideration”), having a per share value of $217.19, which was based upon the average of the daily volume-weighted average price per share of Common Stock on the New York Stock Exchange during regular trading hours, as reported by Bloomberg L.P., for each of the 10 consecutive trading days ending on and including the second trading day immediately preceding the Closing Date. The Company funded the cash payments with cash on hand, including proceeds of its 2026 Incremental Term Loans, as described in the Company’s Current Report on Form 8-K filed on October 27, 2026.

The Merger Agreement contains customary representations, warranties and covenants. The Company obtained a buy-side representations and warranties insurance policy in connection with the Merger, subject to certain retentions, exclusions and limitations.

The Company has agreed to file, within 30 days after the Closing Date, a shelf registration statement covering the resale of the Stock Consideration and certain shares issued under the transaction expense-funded management incentive awards described below and, later, shelf registration statements covering resale of certain shares issued under the growth bonus pools described below, in each case, subject to customary conditions and suspension rights.

In addition, pursuant to the Merger Agreement, the Company established management incentives providing for: (i) $15.0 million of fully vested shares of Common Stock issued to key employees of ODG on the Closing Date, which was funded by the former shareholders of Holdco through a reduction of the merger consideration (the “transaction expense-funded management incentive awards”), (ii) $15.0 million of performance-based shares of Common Stock for key employees of ODG, and (iii) two growth bonus pools for key employees of ODG. As a material inducement to the continued service of key ODG employees following the Acquisition, the Compensation Committee of the Company’s Board of Directors approved growth bonus pool awards to up to 50 key non-executive employees who joined the Company in connection with the Acquisition and are accredited investors, none of whom are an executive officer of the Company, in reliance on the employment inducement exemption under New York Stock Exchange Rule 303A.08. Growth bonus pool awards to key employees of ODG who are not accredited investors will be granted under the Company’s 2023 Omnibus Incentive Plan and are subject to the number of shares available for issuance thereunder. The growth bonus pool awards consist of performance-based award units with settlement in shares of Common Stock (or, in certain circumstances, cash), with an aggregate target grant-date value of $180 million and a maximum potential issuance of 2,500,000 shares of Common Stock to be earned under the inducement awards. The vesting and value of such performance units are subject to: (i) the achievement of rigorous financial and operational milestones measured over three- and five-year cumulative performance cycles, and (ii) the applicable participant’s continued operational service through the applicable vesting and settlement dates, as well as the terms and conditions of the applicable award agreements.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants in the Merger Agreement were made solely for purposes of the Merger Agreement and solely for the benefit of the parties thereto as of specific dates, may be subject to limitations agreed by the parties, including confidential disclosure schedules, and may apply standards of materiality different from those applicable to investors. In addition, certain representations and warranties may have been made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Holdco or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

On the Closing Date, the Company issued 1,381,731 shares of Common Stock as Stock Consideration to the former shareholders of Holdco and 54,807 shares of Common Stock to key employees of ODG who are “accredited investors” (as defined below) under the transaction expense-funded management incentive awards described in Item 1.01. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder, on the basis that, among other things, each recipient represented that it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the issuance did not involve a public offering. Shares of Common Stock issued under the management incentive awards to key employees who are not accredited investors were granted under the Company’s 2023 Omnibus Incentive Plan, are registered on the Company’s registration statement on Form S-8 and are not included in the foregoing. Any shares of Common Stock issued to key employees who are accredited investors in settlement of awards under the growth bonus pools described in Item 1.01 will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01    Regulation FD Disclosure

On November 12, 2026, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
One or more representatives of the Company may meet with prospective investors regarding the Acquisition. The materials used in connection with these meetings have been posted on the Company’s website (www.installedbuildingproducts.com) under the Investor Relations section.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of November 12, 2026, by and among Installed Building Products, Inc., Platform MSI, Inc., IBP Mechanical & Industrial Installation, LLC, 1981 Holdco, Inc., Shareholder Representative Services LLC, as Seller Representative and Jeff Davoud, an individual, solely for purposes of certain enumerated sections of the Merger Agreement.

99.1	Press release of Installed Building Products, Inc. dated November 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of November, 2026.

INSTALLED BUILDING PRODUCTS, INC.

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Chief Financial Officer